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                                                                     EXHIBIT 11


                               COGNEX CORPORATION

                     CALCULATION OF WEIGHTED-AVERAGE COMMON
                    AND COMMON EQUIVALENT SHARES OUTSTANDING




                                                                     THREE MONTHS ENDED              NINE MONTHS ENDED
                                                               SEPTEMBER 28,   SEPTEMBER 29,   SEPTEMBER 28,   SEPTEMBER 29,
                                                                    1997            1996            1997            1996
                                                               -------------   -------------   -------------   -------------
                                                                         (UNAUDITED)                    (UNAUDITED)

   Weighted-average common shares outstanding................    41,489,489      40,688,502      41,190,837      40,527,250
   Weighted-average options outstanding......................     7,649,296       7,210,332       7,644,436       6,940,062
   Shares assumed to be purchased............................    (3,990,071)     (4,695,733)     (4,203,461)     (3,613,790)
                                                                 ----------      ----------      ----------      ----------
   Primary weighted-average common and common equivalent
     shares outstanding......................................    45,148,714      43,203,101      44,631,812      43,853,522
   Dilutive effect of weighted-average options...............        40,394         219,532         515,990
                                                                 ----------      ----------      ----------      ----------
   Fully diluted weighted-average common and common
     equivalent shares outstanding...........................    45,189,108      43,422,633      45,147,802      43,853,522
                                                                 ==========      ==========      ==========      ==========





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